UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2021

ALPINE IMMUNE SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37449	20-8969493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
188 East Blaine Street, Suite 200
Seattle, Washington 98102
(Address of principal executive offices, including zip code)
(206) 788-4545
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALPN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On Wednesday, June 9, 2021, Alpine Immune Sciences, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) at 1:30 p.m., Pacific Time, as a web-hosted, virtual meeting. As of the close of business on April 13, 2021, the record date for the 2021 Annual Meeting, there were 23,897,438 shares of common stock entitled to vote at the meeting. 20,663,440 shares of common stock were present in person or by proxy at the meeting (86.5%), which constituted a quorum for the transaction of business.

At the 2021 Annual Meeting, the stockholders voted on the following four proposals, each of which is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 29, 2021 (the “Proxy Statement”). The matters voted upon and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter were as follows:
Proposal 1. Election of Directors

The stockholders voted on a proposal to elect three Class III directors to the Company’s board of directors (the “Board”), each to serve a three-year term. The results of the voting were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert Conway	17,611,849	486,803	2,564,788
James N. Topper, M.D., Ph.D.	17,442,971	655,681	2,564,788
Christopher Peetz	17,442,562	656,090	2,564,788
Pursuant to the foregoing votes, each of the director nominees was elected to serve on the Board. There were no additional director nominations brought to the 2021 Annual Meeting.
Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm
The stockholders voted on a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021. The results of the voting included 20,651,682 votes for, 4,107 votes against, 7,651 votes abstained and zero broker non-votes. The appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2021 was ratified.
Proposal 3. Advisory Vote on Compensation of Named Executive Officers (“Say-On-Pay”)
The stockholders voted on a proposal for the approval, on an advisory basis, of the compensation of the Company's named executive officers. The results of the voting included 18,069,393 votes for, 10,978 votes against, 18,281 votes abstained and 2,564,788 broker non-votes. The compensation of the Company's named executive officers was approved, on an advisory basis.
Proposal 4. Advisory Vote on Frequency of Advisory Votes on Executive Officer Compensation

The stockholders voted on a proposal for the approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of the Company's named executive officers. The results of the voting included 18,003,468 votes for one year, 15,422 votes for two years, 74,656 votes for three years, 5,106 votes abstained and 2,564,788 broker non-votes. A frequency of one year for future stockholder advisory votes on the compensation of the Company's named executive officers was approved, on an advisory basis. Based on the results of the vote, and consistent with the recommendation of the Board, the Company has determined to hold a non-binding advisory vote regarding the compensation of its named executive officers every year until the next required non-binding advisory vote on the frequency of holding future votes regarding the compensation of the Company’s named executive officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2021	ALPINE IMMUNE SCIENCES, INC.

	By:	/s/ Paul Rickey
	Name:	Paul Rickey
	Title:	Senior Vice President and Chief Financial Officer